UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2013

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-129347	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (562) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities.

On December 13, 2013, White Mountain Titanium Corporation (the “Company”) completed the closing of the sale of the 5,714,286 First Tranche Units (the “First Tranche Units”) pursuant to the Binding Memorandum of Understanding (the “MOU”) dated December 3, 2013, with Grand Agriculture Investment Limited (the “Investor”) as disclosed by the Company in its report on Form 8-K filed with the Commission on December 9, 2013. The purchase price per unit for the First Tranche Units was $0.35 per unit for gross proceeds to the Company of $2,000,000. Each First Tranche Unit consisted of one share of the Company’s common stock (the “Common Stock”) and one warrant to purchase one share of Common Stock at $0.45 per share exercisable through December 31, 2016. Including the Investor, 5,514,572 First Tranche Units were sold outside the U.S. to ten non-U.S. persons (the “Non-U.S. Purchasers”) and 199,714 First Tranche Units were sold within the U.S. to two U.S. persons (the “U.S. Purchasers”).

Sales to Non-U.S. Purchasers were made pursuant to Regulation S promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the First Tranche Units were made in off-shore transactions as defined in Regulation S and there were no directed selling efforts made in the U. S. by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. Applicable offering restrictions were also implemented by the Company in compliance with Rule 903(b)(3) of Regulation S. Each of the Purchasers also agreed to conform to the restrictions on resale of the securities contained in Regulation S. The Company is paying a 6% selling commission to a non-U.S. financial advisory and commodity brokerage firm in connection with the sale of 571,429 First Tranche Units to a Non-U.S. Purchaser. The total commission payable is $12,000.

Sales to U.S. Purchasers were made pursuant to Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act. Each of the U.S. Purchasers was an accredited investor as defined in Rule 501(a) of Regulation D. Each U.S. Purchaser acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares and warrants. They did not enter into the transaction with the Company as a result of any general solicitation or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. All of the U.S. Purchasers were afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the offering. No selling commissions were paid in connection with the sale of the First Tranche Units to the U.S. Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: December 19, 2013	By /s/ Brian Flower
Brian Flower, Executive Vice President